Exhibit 10(m)2

AMENDMENT TO
ALLETE EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN

The ALLETE Executive Long-Term Incentive Compensation Plan, as amended and restated effective January 1, 2006 (the “Plan”), is amended as follows, effective January 1, 2011.

1.	The following is added at the end Section 1.1:

Effective January 1, 2011, the Company hereby amends the Plan to incorporate any compensation recovery policy adopted by the Company, to explicitly prohibit re-pricing and cash buyouts of Options and SARs granted under the Plan unless approved by Company shareholders, and to provide that in connection with a Change in Control, so long as the successor assumes a Restricted Stock Grant, the restrictions will be deemed to have lapsed upon the Participant’s termination of employment by the company in connection with the Change in Control.

2.	A new Section 1.4 is added at the end of Article 1 to read as follows:

1.4 Compensation Recovery Policy. Effective January 1, 2011, all Grants are subject to the terms of any compensation recovery policy or policies established by the Company as such policy or policies may be amended from time to time (“Compensation Recovery Policy”). The Company hereby incorporates the terms of the Compensation Recovery Policy into the Plan.

3.	Section 5.3 is deleted in its entirety and replaced with the following:

5.3 Option Price. The Option Price for each Option granted under the Plan shall be the Fair Market Value of a Share on the date of grant, or such higher price as the Committee may determine.  Except in connection with a corporate transaction involving the Company (including, but not limited to, any stock dividend, stock split, recapitalization, reorganization, merger, spin-off or exchange of shares), the terms of an outstanding award may not be adjusted or amended to reduce the exercise price of any outstanding Option granted under the Plan without shareholder approval; nor may an outstanding award for Options granted under the Plan be cancelled, exchanged, bought out or surrendered in exchange for cash or another award or Options with an exercise price that is less than the exercise price of the original Option without shareholder approval.

4.  The following is added at the end Section 6.1:

Except in connection with a corporate transaction involving the Company (including, but not limited to, any stock dividend, stock split, recapitalization, reorganization, merger, spin-off or exchange of shares), the terms of an outstanding award may not be adjusted or amended to reduce the exercise price of any outstanding SAR granted under the Plan without shareholder approval; nor may an outstanding award for SARs granted under the Plan be cancelled, exchanged, bought out or surrendered in exchange for cash or another award or SARs with an exercise price that is less than the exercise price of the original SAR without shareholder approval.

5.Paragraph (b) of Article 12 is deleted in its entirety and replaced with the following:

(b)
Any Period of Restriction and other restrictions imposed on Restricted Stock shall be deemed to have expired.  No Period of Restriction and other restrictions will be deemed to have expired, however, if and to the extent that the Restricted Stock Grant is, in connection with the Change in Control, fully assumed by the successor corporation or parent thereof; in such case, any Period of Restriction and other restrictions imposed on Restricted Stock shall be deemed to have expired upon a Participant’s termination of employment by the successor corporation for reasons other than cause within 18 months following the occurrence of the Change in Control.

IN WITNESS WHEREOF, and as evidence of the adoption of this amendment to the Plan, ALLETE, Inc. has caused this amendment to be executed by its duly authorized representative this __ day of ___________, 2011.

ALLETE, Inc.

By:  /s/ Alan R. Hodnik______________
Alan R. Hodnik
President and Chief Executive Officer
ATTEST:

By:  /s/ Deborah A. Amberg________
Deborah A. Amberg
Senior Vice President, General Counsel & Secretary